Power of Attorney

The undersigned hereby makes, constitutes and appoints
Katie Agnew, with full power of substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each such person and their substitutes, the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities in connection with certain transactions in or relating to the Common Stock, par value $0.01 per share (the
"Common Stock"), of HCA Healthcare, Inc. (the
"Company"), to:

1.	Prepare, execute, and submit to the Securities
and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the
"Exchange Act") or any rule or regulation of the SEC;

2.	Prepare, execute and submit to the SEC, the
Company and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or that the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933
("Rule 144"), with respect to the any security of the Company, including Forms 3, 4 and 5,
Schedules 13D and 13G, and Forms 144; and

3. 	Prepare, execute and submit, or cause to
be prepared, executed or submitted, any and all instruments necessary or incidental to any action listed above, including communications to regulatory authorities, self-regulatory organizations, securities exchanges and and state securities law authorities.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or their substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall not be affected by the subsequent disability or incompetence of the undersigned, and shall remain in full force and effect until revoked in writing by the undersigned.

In Witness Whereof, the undersigned has executed this Power of Attorney as of October 30, 2024.

/s/ Patricia F. Elcan
Patricia F. Elcan